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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                TECO Energy, Inc.
                   ------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                 Florida                                  59-2052286
      -----------------------------                       ----------
        (State of Incorporation                          (IRS Employer
           or Organization)                            Identification No.)

 702 N. Franklin Street, Tampa, Florida                      33602
 --------------------------------------                   ----------
(Address of Principal Executive Offices)                  (Zip Code)


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
If this form relates to the registration of a class       If this form relates to the registration of a class
of securities pursuant to Section 12(b) of the            of securities pursuant to Section 12(g) of the
Exchange and is effective pursuant to                     Exchange and is effective pursuant to
General Instruction A.(c), please check the               General Instruction A.(d), please check
following box. [X]                                        the following box. [ ]

Securities Act registration statement file number to which this form relates:  333-61758
            --------------
            (If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                    Name of Each Exchange on Which
    to be so Registered                    Each Class is to be Registered
  -----------------------                  --------------------------------
   Equity Security Units                   The New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                       N/A
                                   -----------
                                (Title of Class)


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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The class of securities to be registered hereby is the equity security units consisting of a contract to purchase shares of common stock of TECO Energy, Inc. (the "Company") and a trust preferred security of TECO Capital Trust II, the assets thereof consisting solely of preferred securities of TECO Funding Company II, LLC, a Delaware limited liability company. The preferred securities of TECO Funding Company II, LLC are fully and unconditionally guaranteed on a subordinated basis by TECO Energy, Inc.

     For a description of the equity securities units, reference is made to the descriptions of the equity securities units included in the Company's Registration Statement on Form S-3 (File No. 333-61758) filed with the Securities and Exchange Commission on May 25, 2001 and declared effective by the Securities and Exchange Commission on June 8, 2001, and in the Prospectus Supplement relating thereto filed with the Securities and Exchange Commission on January 11, 2002 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Registration Statement"), which description is incorporated herein by reference.

     Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the TECO Energy, Inc. or TECO Capital Trust II as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is incorporated herein by reference.

Item 2.  EXHIBITS.

     The following exhibits are filed as part of this registration statement:

         4.1 Certificate of Trust of TECO Capital Trust II. Incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-3, including any amendments thereto (File No. 333-50808).

         4.2 Trust Agreement of Trust of TECO Capital Trust II. Incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 including any amendments thereto (File No. 333-50808).

         4.3* Form of Certificate representing the Trust Preferred Securities issued by TECO Capital Trust II.

         4.4 Form of Normal Unit Certificate. Included as Exhibit A to the Purchase Contract Agreement, filed as Exhibit 4.6 to this Registration Statement.

         4.5*  Amended and Restated Trust Agreement of TECO Capital Trust II.

         4.6*  Purchase Contract Agreement.

         4.7*  Pledge Agreement.

* Filed as an exhibit to TECO Energy, Inc.'s Current Report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, on January 15, 2002, and incorporated herein by reference.


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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      TECO Energy, Inc.

                                      By: /s/ Gordon L. Gillette
                                         --------------------------------------
                                         Name: Gordon L. Gillette
                                         Title: Sr. Vice President - Finance
                                                and Chief Financial Officer



Date: January 15, 2002




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                                  EXHIBIT INDEX

      4.1 Certificate of Trust of TECO Capital Trust II. Incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-3, including any amendments thereto (File No. 333-50808).

      4.2 Trust Agreement of Trust of TECO Capital Trust II. Incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 including any amendments thereto (File No. 333-50808).

      4.3* Form of Certificate representing the Trust Preferred Securities issued by TECO Capital Trust II.

      4.4 Form of Normal Unit Certificate. Included as Exhibit A to the Purchase Contract Agreement, filed as Exhibit 4.6 to this Registration Statement.

      4.5*     Amended and Restated Trust Agreement of TECO Capital Trust II.

      4.6*     Purchase Contract Agreement.

      4.7*     Pledge Agreement.

* Filed as an exhibit to TECO Eergy, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2002, and incorporated herein by reference.








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